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                                                                    EXHIBIT 99.1


LUMENON APPROVED FOR TRANSFER TO NASDAQ SMALLCAP MARKET

June 6, 2002

Lumenon Innovative Lightwave Technology, Inc. (Nasdaq NM: LUMM), a photonic materials science and process technology company offering high-quality optical devices for the global telecommunications, data communications and cable markets, announced today it has received approval from the Nasdaq Stock Market, Inc. ("Nasdaq") to transfer the listing of the Company's common stock from The Nasdaq National Market to The Nasdaq SmallCap Market effective at the opening of business Friday, June 7, 2002. The Company's common stock will continue to trade under its current symbol "LUMM".

In announcing the approval, Gary Moskovitz, President and Chief Executive Officer of Lumenon, said, "We are pleased to have received approval for listing on The Nasdaq SmallCap Market. This listing allows us to continue trading on an electronic, well-regulated market and provides us with a grace period until August 13, 2002, to comply with Nasdaq's $1.00 minimum bid price requirement. If we do not meet this requirement by August 13, 2002, Nasdaq may grant us an additional 180 day grace period to regain compliance, until February 10, 2003, as long as we continue to meet the initial listing requirement for The Nasdaq SmallCap Market which may be met by a public float of $5 million in stockholders' equity.

"If, at any time during this period, we achieve the $1.00 minimum bid requirement for 30 consecutive days, provided that we have maintained compliance with the listing requirements of The Nasdaq National Market, other than bid price, at all times, we may be eligible to transfer back to The Nasdaq National Market.

About Lumenon Innovative Lightwave Technology, Inc.:

Lumenon Innovative Lightwave Technology, Inc., a photonic materials science and process technology company, designs, develops and builds optical components and integrated optical devices in the form of packaged compact hybrid glass and polymer circuits on silicon chips. These photonic devices - based upon Lumenon's proprietary materials and patented PHASIC(TM) design process and manufacturing methodology - offer communications providers the ability to dramatically boost bandwidth for today's burgeoning telecommunication, data communication and cable industries.

For more information about Lumenon Innovative Lightwave Technology, Inc., visit the Company's Web site at www.lumenon.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: that we are a development stage company with no experience in manufacturing and marketing our products; that we have a significant number of outstanding convertible notes, warrants and options, the exercise or conversion of which could decrease the price of our common stock; that we have a history of losses, we expect future losses and our

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future profitability is uncertain ; that we may be unable to obtain funding to meet our future capital needs, which could cause us to delay or abandon some or all of our anticipated spending, cut back our operations, sell assets, license our technologies to third parties or to cease operations; that there are significant risks associated with the manufacture of our products; that the markets in which we compete are highly competitive and subject to rapid technological change; that we may not be able to compete successfully if we are unable to adapt to new technologies and successfully develop new and evolving products which may lead to reduced sales of our products, reduced revenues and reduced market share; and other factors discussed in our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release.

You may register to receive Lumenon's future press releases or to download a complete Digital Investor Kit(TM) including press releaseS, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.